                          INDEX TO FINANCIAL STATEMENTS

                        Information Solutions Group, Inc.


Report of Ernst & Young LLP, Independent Auditors..............................................F-1
Balance Sheets as of December 31, 1999 (Audited) and
   March 31, 2000 (Unaudited)..................................................................F-2
Statements of Operations and Accumulated Deficit for the year ended December 31, 1999
   (Audited) and the three months ended March 31, 2000 and 1999 (Unaudited)....................F-3
Statements of Cash Flows for the year ended December 31, 1999 (Audited) and the three months ended March 31, 2000 and 1999 (Unaudited)............................................F-4
Notes to Financial Statements..................................................................F-5

                         Report of Independent Auditors

Board of Directors and Shareholders
Information Solutions Group, Inc.

We have audited the accompanying balance sheet of Information Solutions Group, Inc. as of December 31, 1999, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Solutions Group, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



                                                         /s/ ERNST & YOUNG LLP

Reno, Nevada
March 31, 2000

                        Information Solutions Group, Inc.

                                 Balance Sheets

                                                                    DECEMBER 31, 1999      MARCH 31, 2000
                                                                   ----------------------------------------
                                                                                           (Unaudited)
ASSETS
Current assets:
   Cash                                                               $        7,158      $        4,900
   Accounts receivable                                                       249,677             153,090
                                                                   ----------------------------------------
Total current assets                                                         256,835             157,990


Furniture and equipment, net of accumulated depreciation and
   amortization of $52,117 and $61,933, respectively                          83,057              74,905
                                                                   ----------------------------------------
                                                                      $      339,892      $      232,895
                                                                   ========================================

LIABILITIES AND SHAREHOLDERS' NET CAPITAL DEFICIENCY
Current liabilities:
   Accounts payable                                                   $      314,752      $      247,482
   Accrued liabilities                                                        70,198              82,482
   Line of credit                                                                  -              35,000
   Note payable to shareholder                                                10,000                   -
   Deferred revenue                                                          394,627             413,167
   Current portion of capital lease obligations                               23,940              22,455
                                                                   ----------------------------------------
Total current liabilities                                                    813,517             800,586

Capital lease obligations                                                     25,944              48,536

Commitments (NOTE 9)

Shareholders' net capital deficiency:
   Common stock, $.01 par value;
     1,500,000 shares authorized;
     840,000 shares issued and outstanding                                     8,400               8,400
   Additional paid-in capital                                                225,912             225,912
   Deferred stock compensation                                              (183,250)           (169,361)
   Accumulated deficit                                                      (550,631)           (681,178)
                                                                   ----------------------------------------
Total shareholders' net capital deficiency                                  (499,569)           (616,227)

                                                                   ========================================
                                                                      $      339,892      $      232,895
                                                                   ========================================

SEE ACCOMPANYING NOTES.

                        Information Solutions Group, Inc.

                Statements of Operations and Accumulated Deficit

                                                             YEAR ENDED      THREE MONTHS ENDED MARCH 31,
                                                            DECEMBER 31,     -------------------------------
                                                                1999             2000           1999
                                                          --------------------   ----           ----
                                                                                     (unaudited)
Revenues:
   Software license and support                            $     1,090,219    $    339,118   $    125,933
   Hardware systems                                              1,388,720         604,176        224,941
                                                         --------------------------------------------------
                                                                 2,478,939         943,294        350,874

Cost and expenses:
   Cost of software                                                204,545          54,972         38,334
   Cost of hardware systems                                      1,078,339         499,378        169,051
   Operating expenses                                            1,584,571         516,330        262,883
                                                         --------------------------------------------------
                                                                 2,867,455       1,070,680        470,268
                                                         --------------------------------------------------

Loss from operations                                              (388,516)       (127,386)      (119,394)

Other income (expenses):
   Interest expense                                                 (3,633)         (3,725)          (400)
   Interest income                                                   2,561             564            628
                                                         --------------------------------------------------
Total other income (expenses)                                       (1,072)         (3,161)           228

Net loss                                                          (389,588)       (130,547)      (119,166)
Accumulated deficit, beginning of period                          (161,043)       (550,631)      (161,043)
                                                         --------------------------------------------------
Accumulated deficit, end of period                         $      (550,631)   $   (681,178)  $   (280,209)
                                                         ==================================================
Basic net loss per share                                   $         (0.46)   $      (0.16)  $      (0.14)
                                                         ==================================================
Shares used in the calculation of
   basic net loss per share                                        840,000         840,000        840,000
                                                         ==================================================

SEE ACCOMPANYING NOTES.

                        Information Solutions Group, Inc.

                            Statements of Cash Flows

                                                             YEAR ENDED      THREE MONTHS ENDED MARCH 31,
                                                            DECEMBER 31,     -------------------------------
                                                                1999             2000           1999
                                                          --------------------   ----           ----
                                                                                     (unaudited)
OPERATING ACTIVITIES
   Net loss                                                  $  (389,588)     $ (130,547)    $   (119,166)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization                              21,670           9,815            3,135
       Stock compensation                                         39,000          13,889
       Increase (decrease) in operating assets and
         liabilities:
           Accounts receivable                                  (100,018)         96,587           36,808
           Accounts payable                                      185,157         (67,270)         (37,292)
           Accrued liabilities                                    56,719          12,284           (6,748)
           Deferred revenue                                      161,647          18,540          118,192
                                                         --------------------------------------------------
Net cash used in operating activities                            (25,413)        (46,702)          (5,071)

INVESTING ACTIVITIES
   Purchase of furniture and equipment                           (35,184)         (3,148)          (3,321)
   Proceeds from sale - leaseback of furniture and
     equipment                                                         -          29,712                -
                                                         --------------------------------------------------

   Net cash provided by (used in) investing
     activities                                                  (35,184)         26,564           (3,321)

FINANCING ACTIVITIES
   Payments on capital lease obligations                         (15,292)         (7,120)          (1,830)
   Payment on note payable to shareholder                              -         (10,000)               -
   Proceeds from line of credit                                        -          35,000                -
   Proceeds from note payable to shareholder                      10,000               -                -
                                                         --------------------------------------------------

Net cash provided by (used in) financing activities               (5,292)         17,880           (1,830)
                                                         --------------------------------------------------

Net decrease in cash                                             (65,889)         (2,258)         (10,222)

Cash, beginning of period                                         73,047           7,158           73,047
                                                         --------------------------------------------------

Cash, end of period                                          $     7,158      $    4,900     $     62,825
                                                         ==================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Acquisition of furniture and equipment through
     the incurrence of capital lease obligations             $    53,758      $   29,712     $          -
   Cash paid for interest                                    $     3,633      $    3,725     $        400
   Cash paid for income taxes                                $     1,173      $        -     $      1,173

SEE ACCOMPANYING NOTES.

                        Information Solutions Group, Inc.

                                December 31, 1999
                   (Information relating to March 31, 2000 and
          the three months ended March 31, 1999 and 2000 is unaudited)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Information Solutions Group, Inc. (the "Company") is a Colorado corporation formed in April 1994. The Company is engaged in two business segments, licensing electronic real-estate forms, and consulting, resale, and installation of hardware systems. The Company contracts with various real-estate boards throughout the United States to provide the required forms and documents electronically for real-estate agents in each location.

INTERIM FINANCIAL INFORMATION

The unaudited interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), as amended by Statement of Position 98-4, Deferral of the Effective Date of a Provision of SOP 97-2 ("SOP 98-4"), and Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions ("SOP 98-9"). The Company derives revenue from the sale of software licenses and post-contract support ("support"). Support includes telephone technical support and rights to unspecified upgrades on a when-and-if available basis. Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collectibility is probable. If collectibility is not considered probable, revenue is recognized when the fee is collected.

The Company recognizes revenue from the sale of hardware systems upon delivery of the products and transfer of title. The Company recognizes revenues from installation and consulting services upon the delivery of the services.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from two to five years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include capital lease obligations, short-term borrowings, cash and equivalents, accounts receivable and accounts payable. The amounts of capital lease obligations approximate their fair values, which have been determined by the use of discounted cash flow analyses. The carrying values of the Company's short-term borrowings approximated their fair values, based on current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of cash and equivalents, accounts receivable and accounts payable approximate fair value, based upon their short-term nature.

INCOME TAXES

The Company accounts for income taxes by the asset/liability approach in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this pronouncement, deferred income taxes, if any, reflect the estimated future tax consequences when reported amounts of assets and liabilities are recovered or paid. Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse.

ADVERTISING COSTS

The Company accounts for advertising costs as expenses in the period in which they are incurred. Advertising expense for the year ended December 31, 1999 totaled approximately $111,000.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations as incurred, and are included in operating expenses. Research and development costs were approximately $155,000 for the year ended December 31, 1999.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related Interpretations in accounting for its stock option plan. Pro forma information regarding net loss is required by Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," ("SFAS 123"), which also requires that the information be determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS No. 123.

2.   RELATED PARTY TRANSACTIONS

The Company entered into a $10,000 unsecured note payable in November 1999 with a shareholder. The note bears interest at 16% and is due in April 2000.

3.   FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following as of December 31, 1999:


Furniture and fixtures                                                                     $     42,900
Computers, software and equipment                                                                92,274
Less accumulated depreciation and amortization                                                  (52,117)
                                                                                           ----------------
                                                                                           $     83,057
                                                                                           ================

4.   INCOME TAXES

The components of the Company's deferred income taxes as of December 31, 1999 are as follows:


Deferred tax assets:
     Net operating loss carryover                                                          $     62,000
     Deferred revenue                                                                           134,000
                                                                                           ----------------
                                                                                                196,000
Deferred tax liabilities:
     Depreciation                                                                                (5,000)
                                                                                           ----------------
                                                                                                191,000
Less:  Valuation allowance                                                                     (191,000)
                                                                                           ----------------
                                                                                           $          -
                                                                                           ================

A valuation allowance has been established due to the Company's accumulated losses as of December 31, 1999.

The Company has available $180,000 of unused operating loss carryforwards that may be applied against future taxable income and that expire in 2019.

5.   LINE OF CREDIT

The Company entered into a revolving, unsecured, variable-rate line of credit agreement (the "Line") with a bank, whereby the Company may borrow up to $35,000. Interest on the Line is due monthly, calculated at the prime rate plus 6.75% (aggregating 15% at December 31, 1999). There were no borrowings outstanding as of December 31, 1999.

6.   CAPITAL LEASE OBLIGATIONS

The Company leases certain equipment under capital leases with a net book value of $43,241 at December 31, 1999. Amortization for such equipment amounted to $15,436 for the year ended December 31, 1999.

The future minimum lease payments under all capital leases are as follows:


YEARS ENDING DECEMBER 31:
2000                                                                                       $     28,550
2001                                                                                             24,656
2002                                                                                              3,219
                                                                                         ------------------
Total minimum lease payments                                                                     56,425
Less:  amount representing interest                                                              (6,541)
                                                                                         ------------------
Present value of future minimum lease payments                                                   49,884
Less:  current portion                                                                          (23,940)
                                                                                         ------------------
Long-term portion                                                                          $     25,944
                                                                                         ==================

7.   COMMON STOCK SPLIT

In March 1999, the Board of Directors authorized a common stock split whereby each outstanding share of common stock was converted into 100 shares of common stock. The stock split increased the number of outstanding shares from 8,400 to 840,000. All common stock share and per share amounts in the accompanying financial statements and footnotes have been retroactively adjusted to reflect the stock split.

8.   NET LOSS PER SHARE

Net loss per share is computed using the weighted average number of shares of common stock outstanding. Common equivalent shares from stock options are excluded from the computation of net loss per share because their effect is antidilutive.

At December 31, 1999, the Company had outstanding options to purchase 77,000 shares of common stock, (with exercise prices ranging from $1.00 to $3.00). If exercised, these options could potentially dilute basic earnings per share in future periods.

9.   COMMITMENTS

OPERATING LEASES

The Company leases its facilities and certain equipment under operating leases expiring in July 2002. Future minimum rental payments under these operating leases as of December 31, 1999 are as follows:


                  Year Ending December 31,
                  ------------------------
                  2000                                                                  $     32,440
                  2001                                                                        12,520
                  2002                                                                         1,493
                                                                                   ---------------------
                                                                                        $     46,453
                                                                                   =====================

Rent expense totaled $31,213 for the year ended December 31, 1999 and has been included in operating expenses.

10.  STOCK OPTION PLAN

In March 1999, the Company adopted the 1999 Stock Option Plan (the "Plan") and reserved 100,000 shares of common stock for the issuance of incentive stock options or non-qualified stock options. Under the terms of the Plan, options may be granted to employees and consultants. Options granted under the Plan have a term of ten years and vest ratably over four years from the date of grant. The exercise price of incentive and non-qualified stock options granted under the Plan may not be less than 100% of the fair market value of the Company's common stock on the date of grant.

Pro forma information regarding net loss and earnings (loss) per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1999: risk-free interest rate of 6.6%, dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 0.9; and an expected life of the option of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period. The Company's pro forma information follows:

                                                                                           1999
                                                                                   ---------------------
         Pro forma net loss                                                            $     421,661
         Pro forma basic net loss per share                                            $      (0.50)

The following table summarizes stock options available for grant as of December 31, 1999:

         Authorized                                                                          100,000
         Granted                                                                             (77,000)
         Canceled                                                                                  -
                                                                                   ---------------------
         Available for future grant                                                           23,000
                                                                                   =====================

A summary of the status of the Plan as of December 31, 1999 is presented below:

                                                                                      Weighted-Average
                                                            Shares Under Option        Exercise Price
                                                           ---------------------- -------------------------

Outstanding as of December 31, 1998                                      -                  $      -
Granted                                                             77,000                      1.24
Exercised                                                                -                         -
Canceled                                                                 -                         -
                                                           ---------------------- -------------------------

Outstanding as of December 31, 1999                                 77,000                 $    1.24
                                                           ====================== =========================

Exercisable as of December 31, 1999                                      -                         -
                                                           ====================== =========================


Weighted-average  grant  date fair  value of  options
   granted during the year                                                 $     0.28
                                                                           ==========

The following table summarizes information about stock options outstanding as of December 31, 1999:

                                                           Options Outstanding
                               -----------------------------------------------------------------------------
                                                                                       Weighted Average
                                                               Weighted
     Exercise Price                   Shares                    Average              Remaining Contractual
          Range                    Under Option             Exercise Price              Life (in years)
--------------------------     ---------------------     ----------------------    --------------------------
     $1.00 - $2.00                      70,500                    $1.08                        9.3
     $2.01 - $3.00                       6,500                    $3.00                        9.8
                               ---------------------
                                        77,000                    $1.24                        9.3
                               =====================

During the year ended December 31, 1999, the Company recorded deferred stock compensation of $222,250 relating to stock options granted during the period with exercise prices less than the estimated fair value of the Company's common stock, as determined by management, on the date of grant. The deferred stock compensation is being amortized into expense over the vesting period of the stock options which is four years. Compensation expense of $39,000 was recorded during the year ended December 31, 1999 relating to these options. The remaining $183,250 will be amortized into expense in future periods.

11.  RETIREMENT PLAN

The Company maintains a 401(k) Profit Sharing Plan (the "Plan") which covers all employees meeting certain eligibility requirements. The Company matches 25% of the first 8% of amounts contributed by employees. The Company made matching contributions to the Plan totaling approximately $12,000 for the year ended December 31, 1999.

12.  BUSINESS SEGMENTS

During the year ended December 31, 1999, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement established standards for reporting information on operating segments in interim and annual financial statements.

The Company currently operates in two business segments, software license and support and hardware systems. Data by segment is as follows:

                                                                               DECEMBER 31, 1999
                                                                               ------------------
         Revenue:
           Software license and support                                          $     1,090,219
           Hardware systems                                                            1,388,720
                                                                               ------------------
                                                                                 $     2,478,939
                                                                               ==================

         Operating income (loss):
           Software license and support                                          $      (479,020)
           Hardware systems                                                               90,504
                                                                               ------------------
                                                                                 $      (388,516)
                                                                               ==================

         Identifiable assets:
           Software license and support                                        $          73,604
           Hardware systems                                                              266,288
                                                                               ------------------
                                                                                 $       339,892
                                                                               ==================

13.  YEAR 2000 ISSUE (UNAUDITED)

During 1999, the Company completed its assessment of the impact of the accounting for the Year 2000 on its computer software and hardware systems used in the Company's operating and accounting functions. Subsequent to year end, the Company experienced no significant problems regarding Year 2000 computer issues.


14.  SUBSEQUENT EVENT

The Company was acquired in April 2000 by HomeSeekers.com Incorporated. Under the terms of the agreement, the Company's shareholders will receive approximately 280,000 shares of HomeSeekers.com common stock.